AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION dated as of September 17, 2002 (the "Agreement"), is between and among Advisors Series Trust ("AST Trust"), a Delaware business trust, with its principal place of business at 4455 E. Camelback Road, Suite 261E, Phoenix, AZ 85018, with regard to its Chartwell Large Cap Value Fund series and its Chartwell Small Cap Value Fund series (each an "Acquired Fund" and together, the "Acquired Funds"), The Advisors' Inner Circle Fund ("AIC Trust"), a Massachusetts business trust, with its principal place of business at One Freedom Valley Road, Oaks, PA 19456 with regard to its Chartwell Large Cap Value Fund series and its Chartwell Small Cap Value Fund series (each a "Successor Fund" and together, the "Successor Funds"), and with respect to Section 17(b), Chartwell Investment Partners ("Chartwell").

     WHEREAS, AST Trust was organized on October 3, 1996 under Delaware law as a business trust under an Agreement and Declaration of Trust, AST Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), AST Trust has authorized capital consisting of an unlimited number of shares of beneficial interest with $0.01 par value of separate series of AST Trust, and the Acquired Funds are duly organized and validly existing series of AST Trust;

     WHEREAS, AIC Trust was organized on July 18, 1991 under Massachusetts law as a business trust under a Declaration of Trust, AIC Trust is an open-end management investment company registered under the 1940 Act, AIC Trust has authorized capital consisting of an unlimited number of shares of beneficial interest with no par value of separate series of AIC Trust, and the Successor Funds are duly organized and validly existing series of AIC Trust;

     NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree to effect the transfer of all of the assets of each Acquired Fund solely in exchange for the assumption by its corresponding Successor Fund, as designated on Schedule A to this Agreement, of all of the liabilities of the Acquired Fund and shares of beneficial interest of the Successor Fund ("Successor Fund Shares") followed by the distribution, at the Effective Time (as defined in
Section 12 of this Agreement), of such Successor Fund Shares to the holders of shares of the Acquired Fund ("Acquired Fund Shares") on the terms and conditions hereinafter set forth in liquidation of the Acquired Fund. The parties hereto hereby covenant and agree as follows:

     1. PLAN OF REORGANIZATION. At the Effective Time, each Acquired Fund shall assign, deliver and otherwise transfer all of its assets and good and marketable title thereto, and assign all of the liabilities as are set forth in a statement of assets and liabilities, to be prepared as of the Valuation Time (as defined in Section 5 of this Agreement) (the "Statement of Assets and Liabilities"), to its corresponding Successor Fund, free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and the Successor Fund shall acquire all assets, and shall assume all liabilities of the Acquired Fund, and the Successor Fund shall deliver to the Acquired Fund a number of Successor Fund Shares (both full and fractional) equivalent in number and value to the Acquired Fund Shares outstanding immediately prior to the Effective Time. Shareholders of record of Institutional Class Shares of each Acquired Fund at the Effective Time shall be credited with full and fractional Institutional Class Shares of the


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

corresponding Successor Fund. Shareholders of record of Advisor Class Shares of each Acquired Fund at the Effective Time shall be credited with full and fractional Advisor Class Shares of the corresponding Successor Fund. The assets and liabilities of each Acquired Fund shall be exclusively assigned to and assumed by the corresponding Successor Fund. All debts, liabilities, obligations and duties of each Acquired Fund, to the extent that they exist at or after the Effective Time, shall after the Effective Time attach to the corresponding Successor Fund and may be enforced against such Successor Fund to the same extent as if the same had been incurred by the Successor Fund. The events outlined in this Section 1 are the "Reorganization."

     2. TRANSFER OF ASSETS.

          (a) The assets of each Acquired Fund to be acquired by the corresponding Successor Fund and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Fund and other property owned by the Acquired Fund at the Effective Time.

          (b) Each Acquired Fund shall direct U.S. Bank N.A., as custodian for the Acquired Funds (the "Custodian"), to deliver, at or prior to the Effective Time, a certificate of an authorized officer stating that: (i) assets have been delivered in proper form to the corresponding Successor Fund within two business days prior to or at the Effective Time, and (ii) all necessary taxes in connection with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented for examination by the Custodian to the custodian for the Successor Funds no later than five business days preceding the Effective Time, and shall be transferred and delivered by the Acquired Fund prior to or as of the Effective Time for the account of the corresponding Successor Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver prior to or as of the Effective Time by book entry, in accordance with the customary practices of any securities depository, as defined in Rule 17f-4 under the 1940 Act, in which each Acquired Fund's assets are deposited, each Acquired Fund's assets deposited with such depositories. The cash to be transferred by the Acquired Funds shall be delivered by wire transfer of federal funds prior to or as of the Effective Time.

          (c) Each Acquired Fund shall direct U.S. Bancorp Fund Services, LLC (the "Transfer Agent"), on behalf of the Acquired Fund, to deliver prior to or as of the Effective Time a certificate of an authorized officer stating that its records contain the names and addresses of the holders of the Acquired Fund Shares and the number and percentage ownership of outstanding Institutional Class Shares and Advisor Class Shares owned by each shareholder immediately prior to the Effective Time. Each Successor Fund shall issue and deliver a confirmation evidencing the corresponding Successor Fund Shares to be credited at the Effective Time to the Secretary of each Acquired Fund, or provide evidence satisfactory to the Acquired Funds that such Successor Fund Shares have been credited to each Acquired Fund's account on the books of the Successor Fund. No later than the Effective Time each party shall deliver to the other such bill of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.


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

     3. CALCULATIONS.

          (a) The number of each class of Successor Fund Shares issued to each Acquired Fund pursuant to Section 1 hereof will be the number of issued and outstanding Acquired Fund Shares of each such class at the Valuation Time.

          (b) The net asset value of each class of the Successor Fund Shares shall be the respective net asset value of each corresponding Acquired Fund's shares of each such class at the Valuation Time. The net asset value of Acquired Fund Shares shall be computed at the Valuation Time in the manner set forth in the Acquired Fund's then current prospectus under the Securities Act of 1933 (the "1933 Act").

     4. VALUATION OF ASSETS. The value of the assets of each Acquired Fund shall be the value of such assets computed as of the time at which the Acquired Fund's net asset value is calculated at the Valuation Time (as hereinafter defined). The net asset value of the assets of the Acquired Funds to be transferred to the corresponding Successor Funds shall be computed by AST Trust (and shall be subject to adjustment by the amount, if any, agreed to by AST Trust and the Acquired Funds and AIC Trust and the Successor Funds). In determining the value of the securities transferred by the Acquired Fund to the Successor Fund, each security shall be priced in accordance with the pricing policies and procedures of the Acquired Fund as described in the then current prospectus and statement of additional information. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by AST Trust, provided that such determination shall be subject to the approval of AIC Trust. AST Trust and AIC Trust agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Successor Fund and those determined in accordance with the pricing policies and procedures of the Acquired Fund.

     5. VALUATION TIME. The valuation time shall be 4:00 p.m., Eastern Time, on December 6, 2002, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the "Valuation Time"). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of AIC Trust or AST Trust, accurate appraisal of the value of the net assets of the Acquired Funds is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquired Funds is practicable.

     6. LIQUIDATION OF THE ACQUIRED FUNDS AND CANCELLATION OF SHARES. At the Effective Time, each Acquired Fund will liquidate and the respective Successor Fund Shares (both full and fractional) received by the Acquired Fund will be distributed to the shareholders of record of the Acquired Fund as of the Effective Time in exchange for the Acquired Fund Shares and in complete liquidation of each Acquired Fund. Each shareholder of an Acquired Fund will receive a number of Institutional Class and Advisor Class Successor Fund Shares equal in number and


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

value to the Institutional Class and Advisor Class Acquired Fund Shares held by that shareholder, and each Successor Fund Share and each Acquired Fund Share will be of equivalent net asset value per share. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the corresponding Successor Fund in the name of each shareholder of the Acquired Fund that represents the respective number and class of Successor Fund Shares due such shareholder. All of the issued and outstanding shares of each Acquired Fund shall be cancelled on the books of AST Trust at the Effective Time and shall thereafter represent only the right to receive Successor Fund Shares. Each Acquired Fund's transfer books shall be closed permanently. AST Trust also shall take any and all other steps as shall be necessary and proper to effect a complete termination of the Acquired Funds.

     7. REPRESENTATIONS AND WARRANTIES OF THE SUCCESSOR FUNDS. The Successor Funds represent and warrant to the Acquired Funds as follows:

          (a) ORGANIZATION, EXISTENCE, ETC. AIC Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the power to carry on its business as it is now being conducted.

          (b) REGISTRATION AS INVESTMENT COMPANY. AIC Trust is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

          (c) SHARES TO BE ISSUED UPON REORGANIZATION. The Successor Fund Shares to be issued by each Successor Fund in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable by the Trust. Prior to the Effective Time, there shall be no issued and outstanding Successor Fund Shares or any other securities issued by the Successor Funds.

          (d) AUTHORITY RELATIVE TO THIS AGREEMENT. AIC Trust, on behalf of each Successor Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by AIC Trust's Board of Trustees, and no other proceedings by the Successor Fund are necessary to authorize AIC Trust's officers to effectuate this Agreement and the transactions contemplated hereby. Neither Successor Fund is a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

          (e) LIABILITIES. There are no liabilities of either Successor Fund, whether or not determined or determinable, other than liabilities incurred in the ordinary course of business subsequent to the Effective Time or otherwise disclosed to the Acquired Funds, none of which has been materially adverse to the business, assets or results of operations of the Successor Funds. AIC Trust's Registration Statement, which is on file with the Securities and Exchange Commission (the "SEC"), does not contain an untrue statement of material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.


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

          (f) LITIGATION. Except as disclosed to the Acquired Funds, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Successor Funds, threatened which would materially adversely affect the Successor Funds or their respective assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

          (g) CONTRACTS. Except for contracts and agreements disclosed to the Acquired Funds, under which no default exists, neither Successor Fund is a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Successor Fund.

          (h) TAXES. As of the Effective Time, all Federal and other tax returns, information returns, and other tax-related reports of the Successor Funds required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Successor Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

          (i) SUBCHAPTER M. For each taxable year of its operation, each Successor Fund has met (or will meet) the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its federal income tax under Section 852 of the Code.

     8. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUNDS. The Acquired Funds represent and warrant to the Successor Funds as follows:

          (a) ORGANIZATION, EXISTENCE, ETC. AST Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to carry on its business as it is now being conducted.

          (b) REGISTRATION AS INVESTMENT COMPANY. AST Trust is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

          (c) FINANCIAL STATEMENTS. The audited financial statements of AST Trust relating to the Acquired Funds for the fiscal year ended August 31, 2002 (the "Acquired Fund's Financial Statements"), as delivered to the Successor Funds, fairly present the financial position of each Acquired Fund as of the dates thereof, and the results of its operations and changes in its net assets for the periods indicated. There are no known contingent liabilities of either Acquired Fund required to be reflected on a balance sheet (including notes thereto) in accordance with generally accepted accounting principles as of such date not disclosed therein.

          (d) MARKETABLE TITLE TO ASSETS. Each Acquired Fund respectively will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the corresponding Successor Fund. Upon delivery and payment for such assets, the corresponding Successor Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims.


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

          (e) AUTHORITY RELATIVE TO THIS AGREEMENT. AST Trust, on behalf of each Acquired Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by AST Trust's Board of Trustees, and, except for approval by the shareholders of each Acquired Fund, no other proceedings by that Acquired Fund are necessary to authorize AST Trust's officers to effectuate this Agreement and the transactions contemplated hereby. Neither Acquired Fund is a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

          (f) LIABILITIES. There are no liabilities of either Acquired Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Fund's Financial Statements and liabilities incurred in the ordinary course of business prior to the Effective Time, or otherwise disclosed to the Successor Funds, none of which has been materially adverse to the business, assets or results of operations of the Acquired Fund. AST Trust's Registration Statement, which is on file with the SEC, does not contain an untrue statement of a material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

          (g) LITIGATION. Except as disclosed to the Successor Funds, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Acquired Funds, threatened which would materially adversely affect the Acquired Funds or their respective assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

          (h) CONTRACTS. Except for contracts and agreements disclosed to the Successor Funds, under which no default exists, neither Acquired Fund, at the Effective Time, is a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

          (i) TAXES. As of the Effective Time, all Federal and other tax returns, information returns, and other tax-related reports of the Acquired Funds required by law to have been filed shall have been filed by such date (including extensions), and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

          (j) SUBCHAPTER M. For each taxable year of its operation, each Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its federal income tax under
Section 852 of the Code.

     9. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR FUNDS.

          (a) All representations and warranties of the Acquired Funds contained in this


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

Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, AIC Trust shall have received a certificate from the President or Vice President of AST Trust, dated as of such date, certifying on behalf of AST Trust that as of such date that the conditions set forth in this clause (a) have been met.

          (b) The Successor Funds shall have received an opinion of counsel on behalf of the Acquired Funds, dated as of the Effective Time, addressed and in form and substance satisfactory to counsel for the Successor Fund, to the effect that: (i) AST Trust is duly organized and in good standing under the laws of the State of Delaware and the Acquired Funds are validly existing series of AST Trust; (ii) AST Trust is an open-end management investment company registered under the 1940 Act and such registration has not been revoked or rescinded and is in full force and effect; (iii) AST Trust, on behalf of the Acquired Funds, has power to sell, assign, convey, transfer and deliver the Acquired Funds' assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, each Acquired Fund will have duly sold, assigned, conveyed, transferred and delivered such assets to AIC Trust; (iv) the execution and delivery of this Agreement will not, and the consummation of the transactions contemplated hereby will not, violate AST Trust's Declaration of Trust or Bylaws or any provision of an agreement known to such counsel (without any independent inquiry or investigation) to which AST Trust, with respect to the Acquired Funds, is a party or by which it is bound; (v) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action on behalf of AST Trust and this Agreement has been duly executed and delivered by AST Trust on behalf of the Acquired Funds and is a valid and binding obligation of AST Trust on behalf of the Acquired Funds, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally; and (vi) to the best of counsel's knowledge, no consent, approval, order or authorization of any court, governmental authority or agency is required for AIC Trust to enter into this Agreement on behalf of the Acquired Fund or carry out its terms, except such as has been obtained under the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act (together with the 1933 Act and the 1934 Act, the "Federal Securities Laws"), and Delaware state law as it relates to the treatment of business trusts (including, in the case of each of the foregoing, the rules and regulations thereunder) or where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Funds or the consummation of the transactions contemplated by this Agreement. Such opinion may rely on a certificate of the President or Vice President of AST Trust as to factual matters.

          (c) Each Acquired Fund shall have delivered to the corresponding Successor Fund at the Effective Time the Acquired Fund's Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of AST Trust as to the aggregate asset value of each Acquired Fund's portfolio securities.

          (d) At the Effective Time, AST Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be


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

performed or complied with by AST Trust prior to or at the Effective Time and AIC Trust shall have received a certificate from the President or Vice President of AST Trust, dated as of such date, certifying on behalf of AST Trust that the conditions set forth in this clause (d) have been and continue to be, satisfied.

     10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS.

          (a) All representations and warranties of the Successor Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, AST Trust shall have received a certificate from the President or Vice President of AIC Trust, dated as of such date, certifying on behalf of AIC Trust that as of such date that the conditions set forth in this clause (a) have been met.

          (b) The Acquired Funds shall have received an opinion of counsel on behalf of the Successor Funds, dated as of the Effective Time, addressed and in form and substance satisfactory to counsel for the Acquired Fund, to the effect that: (i) AIC Trust is duly organized under the laws of the Commonwealth of Massachusetts and the Successor Funds are validly existing series of the AIC Trust; (ii) AIC Trust is an open-end management investment company registered under the 1940 Act and such registration has not been revoked or rescinded and such registration is in full force and effect; (iii) the execution and delivery of this Agreement will not, and the consummation of the transactions contemplated hereby will not, violate AIC Trust's Declaration of Trust or Bylaws or any provision of an agreement known to such counsel (without any independent inquiry or investigation) to which AIC Trust, with respect to the Successor Funds, is a party or by which it is bound; (iv) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action on behalf of AIC Trust and this Agreement has been duly executed and delivered by AIC Trust on behalf of the Successor Funds and is a valid and binding obligation of AST Trust on behalf of the Successor Funds, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally; (v) to the best of counsel's knowledge, no consent, approval, order or authorization of any court, governmental authority or agency is required for AIC Trust to enter into this Agreement on behalf of the Acquired Fund or carry out its terms, except such as has been obtained under the Federal Securities Laws and Massachusetts state law as it relates to treatment of business trusts (including, in the case of each of the foregoing, the rules and regulations thereunder) or where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Funds or the consummation of the transactions contemplated by this Agreement; and (vi) the Successor Fund Shares to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and non-assessable by the AIC Trust. Such opinion may rely on a certificate of the President or Vice President of AIC Trust as to factual matters.

          (c) At the Effective Time, AIC Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by AIC Trust prior to or at the Effective Time and AST Trust shall


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

have received a certificate from the President or Vice President of AIC Trust, dated as of such date, certifying on behalf of AIC Trust that the conditions set forth in this clause (c) have been, and continue to be, satisfied.

     11. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS AND THE SUCCESSOR FUNDS. The obligations of the Acquired Funds and the Successor Funds to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:

     (a) With respect to the Acquired Funds, AST Trust will call a meeting of shareholders to consider and act upon this Agreement and to take all other actions reasonably necessary to obtain the approval by shareholders of the Acquired Funds of this Agreement and the transactions contemplated herein, including the Reorganization and the termination of the Acquired Funds if the Reorganization is consummated. AIC Trust has prepared or will prepare a notice of meeting, form of proxy, and a combined prospectus/proxy statement on Form N-14 (collectively, the "Proxy Materials") to be used in connection with such meeting; provided that the Acquired Funds have furnished or will furnish information relating to them as is reasonably necessary for the preparation of the Proxy Materials.

     (b) The Registration Statement on Form N-14 of the Successor Funds shall be effective under the 1933 Act and, to the best knowledge of the Successor Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     (c) The shares of the Successor Funds shall have been duly qualified for offering to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

     (d) The Acquired Funds and the Successor Funds shall have received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Funds and the Successor Funds, based on customary officers' certificates provided by each, substantially to the effect that with respect to each of the Acquired Funds and the Successor Funds for Federal income tax purposes:

               (i) No gain or loss will be recognized by the Acquired Fund upon the transfer of its assets in exchange solely for Successor Fund Shares and the assumption by the Successor Fund of the Acquired Fund's stated liabilities.

               (ii) No gain or loss will be recognized by the Successor Fund on its receipt of Acquired Fund assets in exchange for Successor Fund Shares and the assumption by the Successor Fund of the Acquired Fund's liabilities;

               (iii) The adjusted tax basis of the Acquired Fund's assets in the Successor Fund's hands will be the same as the adjusted tax basis of those assets in the Acquired Fund's hands immediately before the Effective Time;

               (iv) The Successor Fund's holding period for the assets received from the Acquired Fund will include the holding period of those assets in the Acquired Fund's hands immediately before the Effective Time;

               (v) No gain or loss will be recognized by the Acquired Fund on the distribution of Successor Fund Shares to the Acquired Fund's shareholders in exchange for their Acquired Fund Shares;

               (vi) No gain or loss will be recognized by any Acquired Fund shareholder as a result of the Acquired Fund's distribution of Successor Fund Shares to such shareholder in exchange for such shareholder's Acquired Fund Shares;

               (vii) The adjusted tax basis of the Successor Fund Shares received by each Acquired Fund shareholder will be the same as the adjusted tax basis of that Acquired Fund shareholder's Acquired Fund Shares surrendered in exchange therefor; and

               (viii) The holding period of the Successor Fund Shares received by each Acquired Fund shareholder will include such shareholder's holding period for the Acquired Fund Shares surrendered in exchange therefor, provided that said Acquired Fund Shares were held as capital assets as of the Effective Time.

          (e) With respect to each Acquired Fund, this Agreement and the Reorganization contemplated hereby shall have been approved by at least a majority of the outstanding shares of the Acquired Fund entitled to vote on the matter.

          (f) The Board of Trustees of AIC Trust shall have approved this Agreement and authorized the issuance by each Successor Fund of Successor Fund Shares at the Effective Time in exchange for the assets of each corresponding Acquired Fund pursuant to the terms and provisions of this Agreement.

     12. EFFECTIVE TIME OF THE REORGANIZATION. The exchange of the Acquired Funds' assets for the Successor Fund Shares shall be effective as of opening of business on December 9, 2002, or at such other time and date as fixed by the mutual consent of the parties (the "Effective Time").

     13. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned without penalty by resolution of the Board of Trustees of AIC Trust and/or by resolution of the Board of Trustees of AST Trust, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of both or either Board, make proceeding with the Agreement inadvisable.

     14. AMENDMENT. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, no such amendment may have the effect of changing the provisions for determining the number or value of Successor Fund Shares to be paid to each Acquired Fund's shareholders under this Agreement to the detriment of such Acquired Fund's shareholders.

     15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

     16. NOTICES. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed as follows:

if to the Acquired Funds:                       if to the Successor Funds:

[_______________]                               William E. Zitelli, Esq.
Advisors Series Trust                           SEI Investments Company
4455 E. Camelback Road, Suite 261E              One Freedom Valley Drive
Phoenix, AZ 85018                               Oaks, PA 19456

with a copy to:                                 with a copy to:

Michael Glazer, Esq.                            John M. Ford, Esq.
Paul, Hastings, Janofsky & Walker LLP           Morgan, Lewis & Bockius LLP
515 South Flower Street                         1111 Pennsylvania Avenue, NW
Los Angeles, CA 90071                           Washington, DC 20004

     17. FEES AND EXPENSES.

          (a) Each of the Successor Funds and the Acquired Funds represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

          (b) Except as otherwise provided for herein, all expenses of the reorganization contemplated by this Agreement will be borne by Chartwell. Such expenses include, without limitation: (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Proxy Materials under the 1934 Act; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Successor Fund Shares to be issued in connection herewith in each state in which the Acquired Fund's shareholders are resident as of the date of the mailing of the Proxy Materials to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; (vii) legal fees; and (viii) solicitation costs related to obtaining shareholder approval of the transactions contemplated by this Agreement.

     18. INDEMNIFICATION.

          (a) AIC Trust, on behalf of the Successor Funds, shall indemnify, defend and hold harmless the Acquired Funds, AST Trust, its Board of Trustees, officers, employees and agents (collectively "Acquired Fund Indemnified Parties") against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquired Fund Indemnified Parties, including amounts paid by any one or more of the Acquired Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding, or threatened third party claim, suit, action or proceeding made with the consent of AIC Trust, on behalf of the Successor Funds, arising from any untrue statement or alleged untrue statement of a material fact contained in the Proxy Materials, as filed and in effect with the SEC, or any application prepared by AIC Trust, on behalf of the Successor Funds with any state regulatory agency in connection with the transactions contemplated by this Agreement under the securities laws thereof ("Application"); or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that AIC Trust and the Successor Funds shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about AIC Trust and/or the Successor Funds or the transactions contemplated by this Agreement made in the Proxy Materials or any Application.

          (b) AST Trust, on behalf of the Acquired Funds, shall indemnify, defend, and hold harmless the Successor Funds, AIC Trust, its Board of Trustees, officers, employees and agents ("Successor Fund Indemnified Parties") against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Successor Fund Indemnified Parties, including amounts paid by any one or more of the Successor Fund Indemnified Parties in a compromise or settlement of any such claim, suit, action or proceeding, or threatened third-party claim, suit, action or proceeding made with the consent of AST Trust, on behalf of the Acquired Funds, arising from any untrue statement or alleged untrue statement of a material fact contained in the Proxy Materials, as filed and in effect with the SEC or any Application; or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein and necessary to make the statements therein not misleading; provided, however, that AST Trust and the Acquired Funds shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about AST Trust and/or the Acquired Funds or about the transactions contemplated by this Agreement made in the Proxy Materials or any Application.

          (c) A party seeking indemnification hereunder is hereinafter called the "indemnified party" and the party from whom the indemnified party is seeking indemnification hereunder is hereinafter called the "indemnifying party." Each indemnified party shall notify the indemnifying party in writing within ten (10) days of the receipt by one or more of the indemnified parties of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this Section 18, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Section 18. The indemnifying party shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this
Section 18, or, if it so elects, to assume at its own expense the defense thereof with counsel satisfactory to the indemnified parties; provided, however, if the defendants in any such action include both the indemnifying party and any indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party.

          (d) Upon receipt of notice from the indemnifying party to the indemnified parties of the election by the indemnifying party to assume the defense of such action, the indemnifying party shall not be liable to such indemnified parties under this Section 18 for any legal or other expenses subsequently incurred by such indemnified parties in connection with the defense thereof unless (i) the indemnified parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision of the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel); (ii) the indemnifying party does not employ counsel reasonably satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified parties at its expense.

          (e) This Section 18 shall survive the termination of this Agreement and for a period of three years following the Effective Date.

     19. HEADINGS, COUNTERPARTS, ASSIGNMENT.

          (a) The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

          (d) ENTIRE AGREEMENT. Each of the Successor Funds and the Acquired Funds agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

          (e) FURTHER ASSURANCES. Each of the Successor Funds and the Acquired Funds shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

          (f) BINDING NATURE OF AGREEMENT; LIMITATION OF TRUSTEE, OFFICER AND SHAREHOLDER LIABILITY. As provided in AIC Trust's Declaration of Trust on file with the Secretary of the Commonwealth of Massachusetts, this Agreement was executed by the undersigned officers and trustees of AIC Trust, on behalf of the Acquired Fund, as officers and trustees and not individually, and the obligations of this Agreement are not binding upon the undersigned officers, trustees or shareholders individually, but are binding only upon the assets and property of AIC Trust. Moreover, no series of AIC Trust shall be liable for the obligations of any other series of AIC Trust.

THE ADVISORS' INNER CIRCLE FUND, on behalf of its series, the Chartwell Large Cap Value Fund and its Chartwell Small Cap Value Fund

                                               By:___________________________

                                               Title:________________________


ADVISORS SERIES TRUST, on behalf of its series, the Chartwell Large Cap Value Fund and its Chartwell Small Cap Value Fund

                                               By:___________________________

                                               Title:________________________


With respect to Section 17(b), Chartwell Investment Partners


                                               By:___________________________

                                               Title:________________________

                                   SCHEDULE A

       ACQUIRED FUNDS OF                        CORRESPONDING SUCCESSOR FUNDS OF
     ADVISORS SERIES TRUST                      THE ADVISORS' INNER CIRCLE FUND
     ---------------------                      --------------------------------
Chartwell Large Cap Value Fund                   Chartwell Large Cap Value Fund
Chartwell Small Cap Value Fund                   Chartwell Small Cap Value Fund